         As filed with the Securities and Exchange Commission on August 24, 1999
                                            Registration No. 333-_______________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                         CONTINUUS SOFTWARE CORPORATION
             (Exact Name Of Registrant As Specified In Its Charter)

                           ---------------------------

            DELAWARE                                     7372                                      43-1070080
(State or Other Jurisdiction of              (Primary Standard Industrial             (I.R.S. Employer Identification No.)
 Incorporation or Organization)               Classification Code Number)

                           ---------------------------

                                  108 PACIFICA
                            IRVINE, CALIFORNIA 92618
                                 (949) 453-2200
                    (Address Of Principal Executive Offices)

                           ---------------------------

                           EMPLOYEE STOCK OPTION PLAN;
                         1997 EQUITY INCENTIVE PLAN; AND
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of The Plans)

                           ---------------------------

                                  JOHN R. WARK
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         CONTINUUS SOFTWARE CORPORATION
                                  108 PACIFICA
                            IRVINE, CALIFORNIA 92618
                                 (949) 453-2200
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                           ---------------------------

                                   COPIES TO:
                              D. BRADLEY PECK, ESQ.
                               COOLEY GODWARD LLP
                        4365 EXECUTIVE DRIVE, SUITE 1100
                           SAN DIEGO, CALIFORNIA 92121
                                 (858) 550-6000

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                      PROPOSED MAXIMUM          PROPOSED MAXIMUM
 TITLE OF SECURITIES TO        AMOUNT TO BE          OFFERING PRICE PER     AGGREGATE OFFERING PRICE    AMOUNT OF REGISTRATION
      BE REGISTERED             REGISTERED               SHARE (1)                     (1)                       FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.001                      3,848,039              $0.33-$8.00                $13,967,481                $3,882.96
================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457. The price per share and aggregate offering price are based upon (a) the actual exercise price for shares subject to outstanding stock options previously granted under the Registrant's Employee Stock Option Plan and 1997 Equity Incentive Plan; and (b) the average of the high and low sales prices of Registrant's Common Stock on August 19, 1999, as reported on the Nasdaq National Market, for shares issuable under the Registrant's 1997 Equity Incentive Plan and 1999 Employee Stock Purchase Plan. The following chart shows the calculation of the registration fee:

-------------------------------------------------------------------------------------------------------------------------
                                                                             Offering Price           Aggregate
                 Type of Shares                       Number of Shares         Per Share            Offering Price
-------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding                6,225               $0.33                    $2,054
options under the Employee Stock Option  Plan
-------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding                7,547               $0.95                    $7,170
options under the Employee Stock Option  Plan
-------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding            1,016,180               $1.54                $1,564,917
options under the Employee Stock Option  Plan
-------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding              847,922               $1.99                $1,687,365
options under the Employee Stock Option Plan
or the 1997 Equity Incentive Plan
-------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding              232,847               $3.98                  $926,731
options under the 1997 Equity Incentive Plan
-------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding               19,582               $4.64                   $90,860
options under the 1997 Equity Incentive Plan
-------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding              228,972               $6.63                $1,518,084
options under the 1997 Equity Incentive Plan
-------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding              159,053               $8.00                $1,272,424
options under the 1997 Equity Incentive Plan
-------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to the 1997               1,079,711             $5.1875                $5,601,001
Equity Incentive Plan
-------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to the 1999                 250,000             $5.1875                $1,296,875
Employee Stock Purchase Plan
-------------------------------------------------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by Continuus Software Corporation, (the "Company" or the "Registrant"), with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

        (a) The prospectus contained in the Form S-1 Registration Statement (No. 333-76893) filed by the Company with the Securities and Exchange Commission (the "Commission") on April 23, 1999, as amended through the date hereof (the "Form S-1").

        (b) A description of the Registrant's Common Stock which is contained in the Form S-1, including any amendment or reports filed for the purpose of updating.

        (c) The Company's Quarterly Report on Form 10-Q, filed on August 16, 1999 pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

        The Registrant's Restated Certificate of Incorporation and Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware (the "Delaware Law") and (ii) require the Registrant to indemnify its directors and executive officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach


                                       1.

of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Registrant or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its stockholders, for improper transactions between the director and the Registrant and for improper distributions to stockholders and loans to directors and officers. The provision also does not affect a director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

        The Registrant has entered into indemnity agreements with each of its directors and executive officers that require the Registrant to indemnify such persons against any and all expenses (including attorneys' fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of the Registrant or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

        At present, there is no pending litigation or proceeding involving a director, officer or key employee of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

        The Registrant has an insurance policy covering the officers and directors of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.



ITEM 8.  EXHIBITS

       EXHIBIT
       NUMBER           DESCRIPTION
         5.1            Opinion of Cooley Godward LLP
        23.1            Consent of Deloitte & Touche LLP
        23.2            Consent  of  Cooley  Godward  LLP is  contained  in  Exhibit 5.1  to this  Registration
                        Statement
        24.1            Power of Attorney is contained on the signature pages.


                                       2.

        99.1            Employee Stock Option Plan (1)
        99.2            Form of Incentive Stock Option Agreement under the 1991 Plan (1)
        99.3            Form of Incentive Stock Option Certificate under the 1991 Plan (1)
        99.4            Form of Non-Qualified Stock Option Agreement under 1991 Plan (1)
        99.5            Form of Non-Qualified Stock Option Certificate under 1991 Plan (1)
        99.6            1997 Equity Incentive Plan (1)
        99.7            Form of Incentive Stock Option Grant Certificate under the 1997 Plan (1)
        99.8            1999 Employee Stock Purchase Plan (1)

--------------
(1) Previously filed together with Registrant's Registration Statement on Form S-1 (File No. 333-76893) or amendments thereto and incorporated herein by reference.



ITEM 9.  UNDERTAKINGS

1.       The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.


                                       3.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                       4.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on August 24, 1999.

                                      CONTINUUS SOFTWARE CORPORATION



                                      By  /s/  John R. Wark
                                         ---------------------------------------
                                          John R. Wark,
                                          President, Chief Executive Officer
                                          and Chairman of the Board of Directors



                                POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John R. Wark and Steven L. Johnson and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


                                       5.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                TITLE                                      DATE


/s/ John R. Wark                                         President, Chief Executive Officer         August 24, 1999
-------------------------------------------              and Chairman of the Board of Directors
JOHN R. WARK                                             (Principal Executive Officer)

/s/ Steven L. Johnson                                    Vice President, Finance and Chief          August 24, 1999
-------------------------------------------              Financial Officer (Principal
STEVEN L. JOHNSON                                        Financial and Accounting Officer)

/S/ Fred B. Cox                                          Director                                   August 24, 1999
-------------------------------------------
FRED B. COX

/s/ KEVIN G. HALL                                        Director                                   August 24, 1999
-------------------------------------------
KEVIN G. HALL

/s/ A. Barry Patmore                                     Director                                   August 24, 1999
-------------------------------------------
A. BARRY PATMORE

/s/ Stewart A. Schuster                                  Director                                   August 24, 1999
-------------------------------------------
STEWART A. SCHUSTER

/s/ Sol Zechter                                          Director                                   August 24, 1999
-------------------------------------------
SOL ZECHTER


                                       6.

                                                   EXHIBIT INDEX


       EXHIBIT
       NUMBER           DESCRIPTION
         5.1            Opinion of Cooley Godward LLP
        23.1            Consent of Deloitte & Touche LLP
        23.2            Consent  of  Cooley  Godward  LLP is  contained  in  Exhibit 5.1  to this  Registration
                        Statement
        24.1            Power of Attorney is contained on the signature pages.
        99.1            Employee Stock Option Plan (1)
        99.2            Form of Incentive Stock Option Agreement under the 1991 Plan (1)
        99.3            Form of Incentive Stock Option Certificate under the 1991 Plan (1)
        99.4            Form of Non-Qualified Stock Option Agreement under 1991 Plan (1)
        99.5            Form of Non-Qualified Stock Option Certificate under 1991 Plan (1)
        99.6            1997 Equity Incentive Plan (1)
        99.7            Form of Incentive Stock Option Grant Certificate under the 1997 Plan (1)
        99.8            1999 Employee Stock Purchase Plan (1)

------------
(1) Previously filed together with Registrant's Registration Statement on Form S-1 (File No. 333-76893) or amendments thereto and incorporated herein by reference.

                                       7.